Exhibit 99
                        Form 4 Joint Filers' Information


   Name:  Andreeff Equity Advisors, L.L.C.
   Address:  140 E. St. Lucia Lane, Santa Rosa Beach, FL   32459
   Designated Filer:  Dane Andreeff
   Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
   Date of Event Requiring Statement:  November 18, 2008

   Signature:  /s/ Dane Andreeff
               -----------------------------
         By:  Dane Andreeff, Managing Member